UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 29, 2011, Sysco Corporation (“Sysco” or the “Company”) and Sysco’s wholly owned subsidiary, Sysco International, ULC (“Sysco International,” together with Sysco, the “Borrowers”), entered into a $1 billion credit agreement (the “Credit Agreement”) with a syndicate of lenders named in the Credit Agreement, JPMorgan Chase Bank, N.A., as U.S. Administrative Agent; JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent; Bank of America, N.A., Toronto Dominion (Texas) LLC, and Wells Fargo Bank, N.A., as Syndication Agents; and J.P. Morgan Securities LLC, Merrill Lynch, Pierce Fenner & Smith, Incorporated, TD Securities (USA) LLC, and Wells Fargo Securities, LLC, as Joint Bookrunners and Joint Lead Arrangers.

This Credit Agreement replaces the Company’s existing $1 billion credit facility, which was terminated by the Company. The termination of the existing facility was concurrent with, and contingent upon, the effectiveness of the Credit Agreement.

The Credit Agreement provides for a five-year senior, unsecured revolving credit facility that provides for borrowings of up to a maximum of U.S. $900 million, by Sysco, in the form of loans denominated in U.S. dollars, with a $150 million letter of credit subfacility, and a $150 million swingline subfacility; plus up to a maximum of U.S. $100 million, in the aggregate, to both Borrowers, in the form of loans or bankers’ acceptances denominated in Canadian dollars. Borrowings under the Credit Agreement are limited to general corporate purposes of Sysco and its subsidiaries. The Credit Agreement is generally used to support Sysco’s U.S. and Canadian commercial paper programs.

The Credit Agreement contains customary terms and conditions for credit facilities of this type, including, without limitation, affirmative and negative covenants containing limitations on consolidations, mergers, and sales of assets, and limitations on the incurrence of certain liens. The Credit Agreement contains customary reporting and other affirmative covenants, including, without limitation, a requirement to maintain certain ratio of indebtedness to capitalization as described in the Credit Agreement. The Credit Agreement also contains customary events of default, including, without limitation, nonpayment of obligations under the Credit Agreement, violation of covenants in the Credit Agreement or certain events of bankruptcy or insolvency. Certain of the defaults are subject to exceptions, materiality qualifiers and grace periods customary for credit facilities of this type. Borrowings by Sysco International under the Credit Agreement are guaranteed by Sysco, and borrowings by Sysco and Sysco International under the Credit Agreement are guaranteed by all wholly-owned subsidiaries of Sysco that are guarantors of the Company’s senior notes and debentures. The maturity date of all borrowings under the Credit Agreement is December 29, 2016, subject to extension under certain circumstances.

Neither Sysco nor any of its affiliates has any material relationship with any of the other parties to the Credit Agreement apart from Sysco’s ownership of Sysco International, the Borrowers’ previous credit facilities, and certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, for Sysco and its subsidiaries various commercial banking, investment banking, underwriting, trust and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The foregoing summary of certain material provisions of the Credit Agreement is subject to, and qualified in its entirety by reference to, all the provisions of the Credit Agreement.

Attached as Exhibit 10.1 hereto is the final form of the Credit Agreement.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Credit Agreement described under Item 1.01 above replaced Sysco’s previous credit facility used to support its commercial paper program, which was scheduled to mature on November 4, 2012. The other parties to the previous credit facility were Sysco International, ULC, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A. (Toronto Branch), Bank of America, N.A., The Bank of Tokyo Mitsubishi, Ltd., SunTrust Bank, Wachovia Bank, National Association, Wells Fargo Bank, N.A., TD Securities (USA) LLC, and JP Morgan Securities Inc. There were no amounts outstanding under the previous credit facility when it was terminated. The previous credit facility was evidenced by a Credit Agreement dated November 4, 2005, as amended, and provided for maximum borrowings up to $1 billion. The Company has not incurred any material early termination penalties, and does not have any material relationships with any of the parties thereto other than in respect of the credit facility or as disclosed elsewhere in this Form 8-K. The previous credit facility, as amended, is described in the Company’s Current Reports on Form 8-K filed with the SEC on November 10, 2005, April 6, 2006 and September 28, 2007, each of which is incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed above under Item 1.01 is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANICAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement dated December 29, 2011 between Sysco Corporation, Sysco International, ULC, JP Morgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, and certain Lenders and Guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: January 4, 2012	By:	/s/ Russell T. Libby
Russell T. Libby
Senior Vice President, General Counsel and Corporate Secretary